CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of VALIC Company I of our report dated July 27, 2018 relating to the financial statements and financial highlights of Asset Allocation Fund, Blue Chip Growth Fund, Broad Cap Value Income Fund, Capital Conservation Fund, Core Equity Fund, Dividend Value Fund, Dynamic Allocation Fund, Emerging Economies Fund, Global Real Estate Fund, Global Social Awareness Fund, Global Strategy Fund, Government Money Market Fund, Government Securities Fund, Growth Fund, Growth & Income Fund, Health Sciences Fund, Inflation Protected Fund, International Equities Index Fund, International Government Bond Fund, International Growth Fund, International Value Fund (formerly Foreign Value Fund), Large Cap Core Fund, Large Capital Growth Fund, Mid Cap Index Fund, Mid Cap Strategic Growth Fund, Nasdaq-100® Index Fund, Science & Technology Fund, Small Cap Aggressive Fund, Small Cap Fund, Small Cap Index Fund, Small Cap Special Values Fund, Small-Mid Growth Fund, Stock Index Fund and Value Fund, which appears in the VALIC Company I Annual Report on Form N-CSR for the year ended May 31, 2018. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm and Legal Counsel” in such Registration Statement.

/s/ PricewaterhouseCoopers, LLP

Houston, Texas

September 27, 2018